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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR
7% SENIOR SUBORDINATED NOTES DUE 2014

HERBST GAMING, INC.

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Herbst Gaming, Inc., a Nevada corporation (the "Issuer"), and certain of its subsidiaries, each a Nevada corporation or limited liability company, as guarantors, made pursuant to the Prospectus, dated            , 2005 (the "Prospectus"), if certificates for the Issuer's outstanding 7% Senior Subordinated Notes due 2014 (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Hand or Overnight Courier and by Registered or Certified Mail:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2242
Attention: Specialized Finance

By facsimile transmission:
(for eligible institutions only)

(651) 495-8158

Confirm by telephone:

(800) 934-6802

For information; call:

(800) 934-6802

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof:
7% Senior Subordinated Notes due 2014
$

Certificate Nos. (if available)

Total Principal Amount Represented by Old Notes Certificate(s):	If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
$	Account Number

        All authority herein conferred or agreed to be conferred shall survive the death of incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
X		X

X		X

	Signature(s) of Owner(s) or Authorized Signatory		Date
Area Code and Telephone Number

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution that is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act of 1934, as amended, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) business days after the expiration date.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.
Name of Firm	Authorized Signature
Address	Title
Zip Code	(Please Type or Print)

NOTE:
DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THE FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY FOR 7% SENIOR SUBORDINATED NOTES DUE 2014